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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                   SECURITIES PURSUANT TO SECTION 12(B) OR (G)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                             BOX HILL SYSTEMS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




            New York                                         13-3460176
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      (State of Incorporation                             (I.R.S. Employer
        or organization)                                 Identification No.)


161 Avenue of the Americas
New York, New York                                              10013
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     (Address of principal                                   (Zip Code)
      executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of Class)



Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE


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ITEM 1.  DESCRIPTION OR REGISTRANT'S SECURITIES TO BE REGISTERED

                  The description of the Common Stock, par value $.01 per share, of Box Hill Systems Corp., a New York corporation (the "Registrant"), is in the section "DESCRIPTION OF CAPITAL STOCK" in the form of prospectus hereafter filed pursuant to Rule 424(b) under the Securities Act of 1933 with respect to the Registrant's Registration Statement on Form S-1, Registration No. 333-31873, and is hereby incorporated by reference thereto in answer to this Item.

ITEM 2.  EXHIBITS

         3(a)        -        Certificate of Incorporation*
         3(b)        -        Form of Amendment to Certificate of Incorporation*
         3(c)        -        Amended and Restated By-Laws of the Company*
         4           -        Specimen of Common Stock certificate*




















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*        Filed as an exhibit to the Registration Statement on Form S-1 of the
         Registrant (Registration No. 333-31873) and incorporated herein by reference thereto.


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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             BOX HILL SYSTEMS CORP.



                                             By:  /s/ Philip Black
                                                  --------------------------
                                                  Philip Black, President


Dated:   August 27, 1997


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